Exhibit (d)(7)

AMENDED AND RESTATED

EXPENSE REIMBURSEMENT AGREEMENT

FOR THE TIAA-CREF FUNDS

This Agreement is entered into effective as of March 1, 2020, by and between TIAA-CREF Funds (the “Trust”), a Delaware statutory trust, and Teachers Advisors, LLC (“Advisors”), a Delaware limited liability company.

WHEREAS, the Trust is an open-end diversified management investment company currently consisting of various investment portfolios, each with up to six classes (collectively, the “Funds”).

WHEREAS, Advisors and the Trust have entered into an Amended and Restated Investment Management Agreement, as amended, (the “Investment Management Agreement”) providing for investment management services to be provided by Advisors to the Funds for an investment management fee;

WHEREAS, the Lifecycle Retirement Income, Lifecycle 2010, Lifecycle 2015, Lifecycle 2020, Lifecycle 2025, Lifecycle 2030, Lifecycle 2035, Lifecycle 2040, Lifecycle 2045, Lifecycle 2050, Lifecycle 2055, Lifecycle 2060, Lifecycle Index Retirement Income, Lifecycle Index 2010, Lifecycle Index 2015, Lifecycle Index 2020, Lifecycle Index 2025, Lifecycle Index 2030, Lifecycle Index 2035, Lifecycle Index 2040, Lifecycle Index 2045, Lifecycle Index 2050, Lifecycle Index 2055 and Lifecycle Index 2060 Funds (the “Top-Tier Funds”) invest in Class W shares of certain other Funds (the “Underlying Funds”); and

WHEREAS, with respect to Retirement Class, Retail Class, Institutional Class, Premier Class, Advisor Class and Class W shares, the parties hereto wish to lessen the impact of the total expenses of the Funds (collectively, the “Total Expenses”).

NOW, THEREFORE, the parties do hereby agree as follows:

1.	Term of Agreement. This Agreement shall commence as of March 1, 2020. This Agreement shall continue in force per the paragraphs below unless earlier terminated by written agreement of the parties hereto.

This Agreement shall continue in force until the close of business on February 28, 2021 with respect to the following Funds: Growth & Income, International Equity, Emerging Markets Equity, Large-Cap Growth, Mid-Cap Growth, Large-Cap Value, Mid-Cap Value, Large-Cap Growth Index, Large-Cap Value Index, Equity Index, S&P 500 Index, Small-Cap Blend Index, International Equity Index, Emerging Markets Equity Index, Quant International Equity, Quant International Small-Cap Equity, Social Choice Equity, International Opportunities, Emerging Markets Debt, Social Choice International Equity, Social Choice Low Carbon Equity, Quant Small/Mid-Cap Equity, International Bond, Quant Large-Cap Growth, Quant Large-Cap Value and Quant Small-Cap Equity Funds.

This Agreement shall continue in force until the close of business on July 31, 2020 with respect to the following Funds: Real Estate Securities, Bond, Bond Plus, High-Yield, 5–15 Year Laddered Tax-Exempt Bond, Inflation Linked Bond, Short-Term Bond, Bond Index, Short-Term Bond Index, Social Choice Bond, Money Market, Short Duration Impact Bond and Green Bond Funds.

This Agreement shall continue in force until the close of business on September 30, 2020 with respect to the Top-Tier, Managed Allocation, Lifestyle Income, Lifestyle Conservative, Lifestyle Moderate, Lifestyle Growth and Lifestyle Aggressive Growth Funds.

2.	Reimbursement of Expenses of the Funds. Advisors hereby agrees to reimburse the Funds for the Total Expenses of each Class of the Funds that exceed, on an annual basis, the percentages of average daily net assets set forth on Exhibit A. Total Expenses under this Agreement shall not be construed to include Acquired Fund Fees and Expenses (as defined in the Securities and Exchange Commission’s Form N-1A), interest, taxes, brokerage commissions or other transactional expenses and any extraordinary expenses incurred by a Fund. For the Top-Tier Funds, Total Expenses under this Agreement shall also not be construed to include any expenses originally attributable to Class W shares of the Underlying Funds.

3.	Amount and Frequency of Reimbursements. The amount of reimbursement, if any, for each Fund shall be determined monthly. The frequency of such reimbursements shall be made from time to time as agreed upon between the Trust and Advisors.

4.	Assignment and Modification. This Agreement may be modified or assigned only by a writing signed by all of the parties.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

TIAA-CREF FUNDS, on behalf of each of the Funds

By:

Title:

TEACHERS ADVISORS, LLC

By:

Title:

EXHIBIT A

	Inst Cl	Rtmt Cl	Retail Cl	Premier Cl	Advisor Cl	Class W

Growth & Income Fund	0.520%	0.770%	0.910%	0.670%	0.670%	0.520%

International Equity Fund	0.600%	0.850%	0.990%	0.750%	0.750%	0.600%

Emerging Markets Equity Fund	0.950%	1.200%	1.340%	1.100%	1.100%	0.950%

International Opportunities Fund	0.700%	0.950%	1.090%	0.850%	0.850%	0.700%

Large-Cap Growth Fund	0.520%	0.770%	0.910%	0.670%	0.670%	0.520%

Large-Cap Value Fund	0.520%	0.770%	0.910%	0.670%	0.670%	0.520%

Mid-Cap Growth Fund	0.550%	0.800%	0.940%	0.700%	0.700%	N/A

Mid-Cap Value Fund	0.550%	0.800%	0.940%	0.700%	0.700%	N/A

Quant Small-Cap Equity Fund	0.530%	0.780%	0.920%	0.680%	0.680%	0.530%

Quant Small/Mid-Cap Equity Fund	0.530%	0.780%	0.920%	0.680%	0.680%	0.530%

Large-Cap Growth Index Fund	0.090%	0.340%	N/A	N/A	0.240%	0.090%

Large-Cap Value Index Fund	0.090%	0.340%	N/A	N/A	0.240%	0.090%

Equity Index Fund	0.090%	0.340%	0.480%	0.240%	0.240%	0.090%

Social Choice Equity Fund	0.220%	0.470%	0.610%	0.370%	0.370%	N/A

Real Estate Securities Fund	0.570%	0.820%	0.960%	0.720%	0.720%	N/A

Managed Allocation Fund	0.000%	0.250%	0.250%	N/A	N/A	N/A

Bond Fund	0.350%	0.600%	0.700%	0.500%	0.500%	0.350%

Bond Plus Fund	0.350%	0.600%	0.700%	0.500%	0.500%	0.350%

Bond Index Fund	0.130%	0.380%	0.480%	0.280%	0.280%	0.130%

Short-Term Bond Fund	0.300%	0.550%	0.650%	0.450%	0.450%	0.300%

Short-Term Bond Index Fund	0.120%	0.370%	0.470%	0.270%	0.270%	0.120%

	Inst Cl	Rtmt Cl	Retail Cl	Premier Cl	Advisor Cl	Class W

High-Yield Fund	0.400%	0.650%	0.750%	0.550%	0.550%	0.400%

5–15 Year Laddered Tax-Exempt Bond Fund	0.300%	N/A	0.650%	N/A	0.450%	N/A

Inflation-Linked Bond Fund	0.300%	0.550%	0.650%	0.450%	0.450%	0.300%

Social Choice Bond Fund	0.400%	0.650%	0.750%	0.550%	0.550%	N/A

Social Choice Low Carbon Equity Fund	0.320%	0.570%	0.710%	0.470%	0.470%	N/A

Social Choice International Equity Fund	0.400%	0.650%	0.790%	0.550%	0.550%	N/A

Emerging Markets Debt Fund	0.650%	0.900%	1.000%	0.800%	0.800%	0.650%

International Bond Fund	0.600%	0.850%	0.950%	0.750%	0.750%	0.600%

Quant International Small-Cap Equity Fund	0.750%	1.000%	1.140%	0.900%	0.900%	0.750%

Money Market Fund	0.150%	0.400%	0.500%	0.300%	0.300%	0.150%

Quant Large-Cap Growth Fund	0.400%	N/A	N/A	N/A	0.550%	0.400%

Quant Large-Cap Value Fund	0.400%	N/A	N/A	N/A	0.550%	0.400%

Quant International Equity Fund	0.500%	N/A	N/A	N/A	0.650%	0.500%

Short Duration Impact Bond Fund	0.350%	0.600%	0.700%	0.500%	0.500%	N/A

Green Bond Fund	0.450%	0.700%	0.800%	0.600%	0.600%	N/A

S&P 500 Index Fund	0.090%	0.340%	N/A	N/A	0.240%	0.090%

Small-Cap Blend Index Fund	0.090%	0.340%	N/A	N/A	0.240%	0.090%

International Equity Index Fund	0.150%	0.400%	N/A	0.300%	0.300%	0.150%

Emerging Markets Equity Index Fund	0.250%	0.500%	0.640%	0.400%	0.400%	0.250%

Lifecycle 2010 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

	Inst Cl	Rtmt Cl	Retail Cl	Premier Cl	Advisor Cl	Class W

Lifecycle 2015 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2020 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2025 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2030 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2035 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2040 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2045 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2050 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2055 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle 2060 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle Retirement Income Fund	0.000%	0.250%	0.250%	0.150%	0.150%	N/A

Lifecycle Index 2010 Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifecycle Index 2015 Fund	0.005%	0.255%	N/A	0.155%	0.155%	N/A

Lifecycle Index 2020 Fund	0.011%	0.261%	N/A	0.161%	0.161%	N/A

Lifecycle Index 2025 Fund	0.018%	0.268%	N/A	0.168%	0.168%	N/A

Lifecycle Index 2030 Fund	0.025%	0.275%	N/A	0.175%	0.175%	N/A

Lifecycle Index 2035 Fund	0.031%	0.281%	N/A	0.181%	0.181%	N/A

Lifecycle Index 2040 Fund	0.035%	0.285%	N/A	0.185%	0.185%	N/A

Lifecycle Index 2045 Fund	0.038%	0.288%	N/A	0.188%	0.188%	N/A

Lifecycle Index 2050 Fund	0.039%	0.289%	N/A	0.189%	0.189%	N/A

Lifecycle Index 2055 Fund	0.040%	0.290%	N/A	0.190%	0.190%	N/A

Lifecycle Index 2060 Fund	0.040%	0.290%	N/A	0.190%	0.190%	N/A

	Inst Cl	Rtmt Cl	Retail Cl	Premier Cl	Advisor Cl	Class W

Lifecycle Index Retirement Income Fund	0.000%	0.250%	N/A	0.150%	0.150%	N/A

Lifestyle Income Fund	0.100%	0.350%	0.490%	0.250%	0.250%	N/A

Lifestyle Conservative Fund	0.100%	0.350%	0.490%	0.250%	0.250%	N/A

Lifestyle Moderate Fund	0.100%	0.350%	0.490%	0.250%	0.250%	N/A

Lifestyle Growth Fund	0.100%	0.350%	0.490%	0.250%	0.250%	N/A

Lifestyle Aggressive Growth Fund	0.100%	0.350%	0.490%	0.250%	0.250%	N/A

Voluntary Expense Waivers

The expense caps denoted in the following Appendix A to this Exhibit A describe certain voluntary expense waivers and have been provided in this Agreement for informational purposes only. They are not otherwise subject to the terms and conditions of this Agreement.

APPENDIX A

	Inst Cl	Rtmt Cl	Retail Cl	Premier Cl	Advisor Cl	Class W

Growth & Income Fund[1]	0.515%	0.765%	0.905%	0.665%	0.665%	0.515%

International Equity Fund[1]	N/A	0.680%	N/A	N/A	N/A	N/A

Emerging Markets Equity Fund[1]	N/A	0.990%	N/A	0.990%	N/A	N/A

International Opportunities Fund[1]	N/A	0680%	N/A	0.680%	N/A	N/A

Large-Cap Growth Fund[1]	0.515%	0.765%	0.905%	0.665%	0.665%	0.515%

Large-Cap Value Fund[1]	0.505%	0.755%	0.895%	0.655%	0.655%	0.505%

Mid-Cap Value Fund[1]	0.510%	0.760%	0.900%	0.660%	0.660%	N/A

Quant Small-Cap Equity Fund[1]	0.490%	0.740%	0.840%	0.640%	0.640%	0.490%

Social Choice Equity Fund[1]	0.215%	0.465%	0.605%	0.365%	0.365%	N/A

High-Yield Fund[1]	0.390%	0.640%	0.740%	0.540%	0.540%	0.390%

Inflation-Linked Bond Fund[1]	0.280%	0.530%	0.630%	0.430%	0.350%	0.280%

Emerging Markets Debt Fund[1]	N/A	0.880%	N/A	N/A	N/A	N/A

International Bond Fund[1]	N/A	N/A	N/A	N/A	0.600%	N/A

Quant International Small-Cap Equity Fund[1]	0.700%	0.830%	1.090%	0.850%	0.850%	0.700%

Money Market Fund[1]	N/A	0.280%	0.460%	0.280%	N/A	N/A

Short Duration Impact Bond Fund[1]	N/A	N/A	0.680%	N/A	N/A	N/A

Green Bond Fund[1]	N/A	0.620%	0.710%	N/A	N/A	N/A

Quant Large-Cap Value Fund[2]	0.390%	N/A	N/A	N/A	0.540%	0.390%

[1]	Effective November 1, 2019 to April 30, 2020. For this effective period, these percentages supersede any other percentages then in effect.
[2]	Effective once total investments by the Lifecycle Funds, Lifestyle Funds and Managed Allocation Fund in the Nuveen Dividend Value Fund, a series of Nuveen Investment Funds, Inc. (the “Nuveen Fund”), reach

	Inst Cl	Rtmt Cl	Retail Cl	Premier Cl	Advisor Cl	Class W

Quant Large-Cap Value Fund[3]	0.380%	N/A	N/A	N/A	0.530%	0.380%

Quant Large-Cap Value Fund[4]	0.370%	N/A	N/A	N/A	0.520%	0.370%

Lifecycle 2010 Fund[1]	N/A	N/A	N/A	N/A	0.020%	N/A

Lifecycle 2015 Fund[1]	N/A	N/A	N/A	N/A	0.040%	N/A

Lifestyle Conservative Fund[1]	N/A	0.330%	N/A	N/A	N/A	N/A

$400 million, until April 30, 2020. For this effective period, these percentages supersede any other percentages then in effect.
[3]	Effective once total investments by the Lifecycle Funds, Lifestyle Funds and Managed Allocation Fund in the Nuveen Fund reach $800 million, until April 30, 2020. For this effective period, these percentages supersede any other percentages then in effect.
[4]	Effective once total investments by the Lifecycle Funds, Lifestyle Funds and Managed Allocation Fund in the Nuveen Fund reach $1.2 billion, until April 30, 2020. For this effective period, these percentages supersede any other percentages then in effect.